UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 2, 2010

Date of earliest event reported: August 2, 2010

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0 – 53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

(Address of principal executive offices, including zip code)

+353 41 685 6983

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In connection with the proposed recapitalization plan of Warner Chilcott plc (the “Company”) announced on July 30, 2010, the Company intends to provide certain information to potential lenders and is therefore including such information in this Current Report on Form 8-K pursuant to Regulation FD. Information set forth below is furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

For the period from April 1, 2009 through October 30, 2009, revenues for the global branded pharmaceuticals business (“PGP”) of The Procter & Gamble Company, were $1,331.9 million (including $15.1 million of revenues related to product and product rights divestitures). For the period from April 1, 2009 through October 30, 2009, PGP’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $529.6 million.

In addition, for the twelve-month period ended March 31, 2010, revenue for ASACOL and Actonel were $703 million and $1,251 million, respectively.

A reconciliation of PGP’s adjusted EBITDA to net income calculated in accordance with US GAAP is presented in the table at the end of this Current Report.

Reconciliation of Net (Loss) / Income to Adjusted EBITDA

(In thousands of U.S. dollars)

(Unaudited)

April 1 – October 30, 2009
RECONCILIATION TO ADJUSTED EBITDA:
PGP net (loss) / income – GAAP	$458.1
- Product and product rights divestitures	(15.1)
- Net gains from product divestitures	(193.5)
+ Non-cash stock-based compensation expense	7.7
+ Depreciation	13.5
+ Restructuring charges	4.6
+ Provision for income taxes	237.9
+ Amortization and impairment of intangible assets	16.4
Adjusted EBITDA	$529.6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
	Name:	Paul Herendeen
	Title:	Executive Vice President and Chief Financial Officer

Date: August 2, 2010